SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                   1934



    Date of Report (Date of earliest event reported):  August 29, 1996



                        HOMETOWN BANCORPORATION, INC.
                (Exact name of registrant as specified in its charter)


              Delaware                 0-16272            06-1199559
 (State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                      File No.)      Identification Number)


                20 West Avenue, Darien, Connecticut 06820
          (Address of principal executive offices and zip code)


   Registrant's telephone number, including area code:  (203) 656-2265


                                   N/A
      (Former name or former address, if changed since last report)

 ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On August 21, 1996, Hometown Bancorporation, Inc., a Delaware corporation ("HOMETOWN"), parent company of The Bank of Darien, a Connecticut state bank and trust company, announced that the proposed transasction pursuant to which Hometown would be acquired by HUBCO, Inc., a New Jersey corporation ("HUBCO"), had been approved by the stockholders of Hometown at a Special Meeting of Stockholders held August 20, 1996.

     On August 28, 1996, regulatory approval of the State of Connecticut Department of Banking was received for the proposed transactions pursuant to which a wholly-owned subsidiary of HUBCO would be merged into Hometown and The Bank of Darien would be merged into Lafayette American Bank and Trust Company, a wholly owned subsidiary of HUBCO ("LAFAYETTE"). Upon consummation of the transactions, which is expected to occur on or about August 30, 1996, Hometown would become a wholly owned subsidiary of HUBCO and Lafayette would continue as a wholly owned subsidiary of HUBCO.

     Upon consummation of the mergers, each outstanding share of Common Stock, par value $1.00, of Hometown would be converted into the right to receive $17.75 in cash and each option to acquire Common Stock of Hometown outstanding under Hometown's 1987 Stock Option Plan (the "OPTION PLAN") would be converted into the right to receive cash determined by multiplying the difference between $17.75 and the option exercise price by the number of shares of Common Stock covered by such option.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HOMETOWN BANCORPORATION, INC.


 Date: August 29, 1996         By: /s/ KEVIN E. GAGE
                                  -------------------------------------
                                  Kevin E. Gage
                                  President and Chief Executive Officer